UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

TMC THE METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39281	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Hastings Street, 15th Floor Vancouver, British Columbia	V6E 2J3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 458-3420

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
TMC Common Shares without par value	TMC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one TMC Common Share, each at an exercise price of $11.50 per share	TMCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2024, TMC the metals company Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue, in a registered direct offering (the “Registered Offering”), an aggregate of 17,500,000 common shares (the “Shares”) of the Company, without par value (the “Common Shares”), and accompanying Class B Common Share warrants (the “Class B Warrants” and collectively with the Shares, the “Securities”) to purchase an aggregate of 8,750,000 Common Shares. The aggregate gross proceeds to the Company from the Registered Offering are expected to be approximately $17,500,000 million, before deducting offering expenses payable by the Company, not including the exercise of the Class B Warrants. Each Common Share and the accompanying Class B Warrant to purchase one half of a Common Share are being sold at a price of US$1.00.

The Securities are being offered by the Company pursuant to the Company’s registration statement on Form S-3 (Reg. No. 333-275822) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 30, 2023 and declared effective by the SEC on December 8, 2023, the base prospectus contained therein, and a prospectus supplement dated November 14, 2024.

The closing of the Registered Offering is expected to occur on or before November 22, 2024, subject to the satisfaction of customary closing conditions.

The Class B Warrants have an initial exercise price of $2.00, are exercisable immediately upon issuance and will expire five years after issuance. The Class B Warrants are subject to adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the Common Shares upon any distributions for no consideration of assets to the Company’s shareholders. Subject to customary exceptions contained in the Class B Warrants, until December 31, 2024, the Class B Warrants are subject to price-based adjustment in the event of any issuances of Common Shares, or security convertible, exercisable or exchangeable for Common Shares, at a price below the lower of (i) $2.00 (as equitably adjusted for share splits, recapitalization, share dividends and the like) and (ii) the then effective exercise price. The Company may also repurchase the Class B Warrants for $0.0001 per Common Share underlying the Class B Warrants if the volume weighted average price for the Common Shares for each trading day in a 30-consecutive trading day period exceeds $5.00. In the event of certain corporate transactions, the holders of the Class B Warrants will be entitled to receive, upon exercise of the Class B Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Class B Warrants immediately prior to such transaction. Each holder of a Class B Warrant will not have the right to exercise any portion of its Class B Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% or 19.99% at the election of a holder prior to the date of issuance) of the number of Common Shares outstanding immediately after giving effect to such exercise (the “Common Warrant Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Common Warrant Beneficial Ownership Limitation, but not to above 9.99%, or 19.99% with the Company’s approval. The Class B Warrants do not entitle the holders thereof to any voting rights or any of the other rights or privileges to which holders of Common Stock are entitled.

The Class B Warrants are not listed, and the Company does not intend to list the Class B Warrants, for trading on the Nasdaq Global Select Market or any other national securities exchange or any other nationally recognized trading system.

A.G.P./Alliance Global Partners acted as a placement agent in the Regiuster Offering and Cantor Fitzgerald & Co. and EAS Advisors, through Odeon Capital Group, LLC, are engaged as financial advisors by the Company.

The Purchase Agreement contain customary representations, warranties, covenants and agreements by the Company, including an agreement not to issue any common shares and common share equivalents with an effective price of less than $1.00 per share for a period of six months following the closing of this offering, subject to customary exceptions, customary conditions to closing, indemnification obligations, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. No statement in this Current Report on Form 8-K or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

A copy of the legal opinion of Fasken Martineau DuMoulin LLP and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., each counsel to the Company, relating to the Securities is filed with this Current Report on Form 8-K as Exhibit 5.1 and 5.2, respectively. The form of the Purchase Agreement and form of Class B Warrant are filed with this Current Report on Form 8-K as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing description of such documents and the transactions contemplated thereby is qualified in its entirety by reference to such exhibits.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the Securities, nor shall there be any sale of the Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01.	Other Events.

Press Release

On November 14, 2024, the Company issued a press release announcing Registered Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Lending Capacity under Unsecured Credit Facilities

As of the closing of the Registered Offering, the borrowing limit under the Unsecured Credit Facility, dated March 22, 2023, as amended, between the Company and Argentum Cedit Virtuti GCV, a company related to Allseas Group S.A., will return to $25.0 million in the aggregate, pursuant to the terms of the Unsecured Credit Facility.

Forward-Looking Statements

This Current Report on Form 8-K and the press release filed as Exhibit 99.2 to this Current Report on Form 8-K contain forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Registered Offering and the anticipated proceeds from the Registered Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing the Registered Offering on a timely basis or at all, market and other conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being filed herewith:

(d)            Exhibits.

Exhibit No.	Description

4.1	Form of Class B Warrant to Purchase Common Stock.
5.1	Opinion of Fasken Martineau DuMoulin LLP.
5.2	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1	Form of Securities Purchase Agreement, dated November 14, 2024.
23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.2).
99.1	Information relating to Part II, Item 14 of the Registration Statement on Form S-3 (Registration No.: 333-275822).
99.2	Press Release, dated November 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMC THE METALS COMPANY INC.

Date: November 15, 2024	By:	/s/ Craig Shesky
	Name:	Craig Shesky
	Title:	Chief Financial Officer